Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 2, 2026 relating to the financial statements of Real Asset Acquisition Corp. as of December 31, 2025 and 2024, and for the year ended December 31, 2025, and for the period from December 9, 2024 (inception) through December 31, 2024, appearing in the Prospectus dated August 26, 2026 filed pursuant to Rule 424(b) under the Securities Act of 1933.

/s/ WithumSmith+Brown, PC

New York, New York
November 13, 2026